Exhibit 16.1

October 19, 2016
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read GlobalSCAPE, Inc.'s statements included under Item 4.01 of its Form 8‐K filed on October 19, 2016, and we agree with such statements concerning our firm.
/s/ Padgett, Stratemann & Co., L.L.P.,
a member of the RSM Alliance
San Antonio, Texas